Exhibit 99.1

For Immediate Release Contact: Cindy McCann VP of Investor Relations 512.542.0203

Whole Foods Market Extends Form 10-Q Filing Deadline by Five Days

Extension is to allow the appropriate time to address matters relating to certain operating lease accounting issues

February 25, 2005. Whole Foods Market, Inc. (NASDAQ: WFMI) announced today that it is filing with the Securities and Exchange Commission (SEC) for a five-day extension of the filing date for its first quarter fiscal 2005 Form 10-Q, as permitted by 1934 Act Rule 12b-25. The purpose of this extension is to incorporate the views expressed by the Office of the Chief Accountant of the SEC on February 7, 2005 in a letter to the American Institute of Certified Public Accountants and other recent interpretations regarding certain operating lease accounting issues and their application under generally accepted accounting principles. Whole Foods Market’s Form 10-Q, which was due to be filed with the SEC on February 25, 2005, will now be filed on March 2, 2005. Company management has made a preliminary determination, similar to recent determinations by many other publicly-held retail and restaurant companies, that its current methods of accounting for rent holidays and tenant improvement allowances, and of determining lives used in the calculation of depreciation of leasehold improvements and straight-line rent determination for certain leased properties, are not consistent with the views expressed by the SEC staff letter and other recent interpretations.

“Historically, Whole Foods Market has accounted for certain lease-related assets, liabilities and expenses in its audited financials using methods commonly utilized by many publicly-held retail and restaurant companies, and which we thought were most appropriate to our circumstances,” stated Glenda Flanagan, Executive Vice President and Chief Financial Officer of Whole Foods Market. “However, based on recent interpretations, we no longer believe these methods to be correct. Accordingly, this five-day filing extension is necessary to allow the appropriate time to address these matters. It is important to note that any potential adjustments are non-cash and any changes in accounting or reporting deemed appropriate will not affect past or future cash flows.”

The Company historically has recognized rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the commencement date of the lease which is typically the store opening date. The Company now has determined that the lease term should commence on the date the Company takes possession of the leased space for construction purposes, which is generally six months prior to a store’s opening date. Additionally, the Company now has determined that rent expense should be recorded on a straight-line basis over lease periods that are consistent with periods over which depreciation is recorded. Historically, the life used for rent expense purposes in some instances was shorter than the life used for depreciation purposes. Excluding tax impacts, the anticipated correction of this accounting would require the Company to record adjustments to “Other accrued expenses,” “Deferred rent liabilities,” “Property and equipment” and “Retained earnings” on the consolidated balance sheets as well as to “Direct store expenses” and “Cost of goods sold and occupancy costs” on the consolidated statements of operations.

The Company historically has accounted for tenant improvement allowances as reductions to the related leasehold improvement assets on the consolidated balance sheets and as capital expenditures in investing activities on the consolidated statements of cash flows. Management has now determined these allowances should be reclassified to deferred rent liabilities on the consolidated balance sheets and as a component of operating activities on the consolidated statements of cash flows. Additionally, this change will result in a reclassification of the deferred rent amortization from “Direct store expenses” to “Cost of goods sold and occupancy costs” on the consolidated statements of operations.

The Company, in consultation with our independent auditors, is assessing the impact of these matters on its financial statements and has not yet determined whether restatement will be required but believes that a restatement is likely.

About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market® is the largest natural and organic foods retailer. The Company had sales of $3.9 billion in fiscal year 2004 and currently has 167 stores in the United States, Canada and the United Kingdom.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the integration of acquired stores, the impact of competition, and other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10K for the fiscal year ended September 26, 2004. The Company does not undertake any obligation to update forward-looking statements.